UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011 (September 20, 2011)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2011, in accordance with the Certificate of Designations of Barnes & Noble, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware on August 18, 2011 (the “Certificate”), Liberty GIC, Inc., as the sole holder of the Series J Preferred Stock of the Company, elected Gregory B. Maffei, President and Chief Executive Officer of Liberty and Mark D. Carleton, Senior Vice President of Liberty to the Company’s Board of Directors (the “Board”).  Mr. Maffei and Mr. Carleton will serve until the election and qualification of their successors in accordance with the Certificate and will be compensated in a manner equivalent to the Company’s other non-executive directors.  A copy of a press release issued by the Company announcing the election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On September 20, 2011, the Company announced that it has received notice from the United States Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the investment by Liberty GIC, Inc. in the Company.  A copy of the press release announcing the grant of early termination is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)               The following exhibit is filed as part of this report.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: September 20, 2011	By:	/s/ Eugene V. DeFelice
		Name:	Eugene V. DeFelice
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release.